As filed with the Securities and Exchange Commission on September 29, 2003

Registration No. 333-_______________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BOCA RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0676005

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 East Camino Real, Boca Raton, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)

Third Amended and Restated 1996 Stock Option Plan

(Full Title of the Plan)

Richard L. Handley
Senior Vice President, General Counsel and Secretary
Boca Resorts, Inc.
501 East Camino Real
Boca Raton, Florida 33432

(Name and address of agent for service)

(561) 447-5300

(Telephone number, including area code, of agent for service)

Copies of all communications to:
Stephen K. Roddenberry
Akerman Senterfitt
SunTrust International Center
One S.E. 3rd Avenue, 28th Floor
Miami, Florida 33131-1704
(305) 374-5600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of	Amount to	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	be Registered (1)	Share	Price (2)	Registration Fee

Common Stock, par value $.01 per share	1,500,000 shares(3)	$12.90 (2)	$19,350,000	$1,565.42

(1)	This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(3)	Represents 1,500,000 additional shares issuable upon the exercise of options granted and/or to be granted under the Registrant’s Third Amended and Restated 1996 Stock Option Plan. The Third Amended and Restated 1996 Stock Option Plan also authorizes the issuance of 7,500,000 additional shares upon the exercise of stock options, 2,600,000 shares of which were previously registered on a Registration Statement on Form S-8 filed on March 4, 1997 (Registration Statement No. 333-22689), 2,400,000 shares of which were previously registered on an additional Registration Statement on Form S-8 filed on December 2, 1997 (Registration No. 333-41341) and 2,500,000 shares of which were previously registered on an additional Registration Statement on Form S-8 filed on December 7, 1999 (Registration No. 333-92227).

INCORPORATION BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the contents of Registration Statements on Form S-8 filed by Boca Resorts, Inc. in its capacity as predecessor to Boca Resorts, Inc. (the “Company”), under Registration Nos. 333-22689 and 333-41341, and the Registration Statement on Form S-8 filed by the Company under Registration No. 333-92227, with respect to securities offered or to be offered pursuant to the Company’s Third Amended and Restated 1996 Stock Option Plan (the “Plan”), are hereby incorporated by reference herein and the exhibits listed below are annexed hereto.

EXHIBITS

     The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT
NUMBER

5.1	—	Opinion of Akerman Senterfitt, as to the legality of the securities being offered hereunder

10.1	—	Boca Resorts, Inc. Third Amended and Restated 1996 Stock Option Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 30, 2002 — SEC File No. 1-13173

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Akerman Senterfitt (included in opinion filed as Exhibit 5.1)

24.1	—	Powers of Attorney — included as part of the signature page hereto

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Boca Resorts, Inc. (the “Registrant”) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 29th day of September, 2003.

BOCA RESORTS, INC.

By: /s/ Wayne Moor

Wayne Moor Senior Vice President, Treasurer and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Wayne Moor and Richard L. Handley as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities on the date indicated.

SIGNATURE	TITLE	DATE

/s/ H. Wayne Huizenga H. Wayne Huizenga	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 29, 2003

/s/ David S. Feder David S. Feder	President	September 29, 2003

/s/ Wayne Moor Wayne Moor	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	September 29, 2003

/s/ Mary Jo Finocchiaro Mary Jo Finocchiaro	Vice President and Corporate Controller (Principal Accounting Officer)	September 29, 2003

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SIGNATURE	TITLE	DATE

/s/ Steven R. Berrard Steven R. Berrard	Director	September 29, 2003

/s/ Dennis J. Callaghan Dennis J. Callaghan	Director	September 29, 2003

/s/ Michael S. Egan Michael S. Egan	Director	September 29, 2003

/s/Harris W. Hudson Harris W. Hudson	Director	September 29, 2003

/s/ George D. Johnson, Jr. George D. Johnson, Jr.	Director	September 29, 2003

/s/ Henry Latimer Henry Latimer	Director	September 29, 2003

/s/ Peter H. Roberts Peter H. Roberts	Director	September 29, 2003

/s/ Richard C. Rochon Richard C. Rochon	Director	September 29, 2003

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EXHIBIT INDEX

5.1	—	Opinion of Akerman Senterfitt, as to the legality of the securities being offered hereunder

10.1	—	Boca Resorts, Inc. Third Amended and Restated 1996 Stock Option Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 30, 2002 - SEC File No. 1-13173)

23.1	—	Consent of Ernst & Young LLP

23.2	—	Consent of Akerman Senterfitt (included in opinion filed as Exhibit 5.1)

24.1	—	Powers of Attorney — included as part of the signature page hereto

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